MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND HAS BEEN SEPARATELY

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

OMITTED PORTIONS ARE INDICATED BY “XXXX.”

EXHIBIT 10.1

FIRM INTRASTATE

GAS TRANSPORTATION AGREEMENT

between

XTO ENERGY INC. and XTO RESOURCES I, LP

and

ENERGY TRANSFER FUEL, LP

JULY 1, 2005

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	POINTS OF RECEIPT AND POINTS OF DELIVERY	2

3.	OWNERSHIP AND CONTROL	3

4.	QUANTITY	4

5.	TERM	5

6.	FEE	5

7.	PRESSURES	10

8.	QUALITY	10

9.	MEASUREMENT	11

10.	FORCE MAJEURE	14

11.	WARRANTIES, INDEMNIFICATIONS	15

12.	BILLING, PAYMENT AND NOTICES	16

13.	ASSIGNMENT	18

14.	TAXES	18

15.	CONFIDENTIALITY AND PUBLIC ANNOUNCMENTS	19

16.	MISCELLANEOUS	19

	EXHIBIT “A”
	EXHIBIT “B”
	EXHIBIT “C”

FIRM INTRASTATE

GAS TRANSPORTATION AGREEMENT

THIS FIRM INTRASTATE GAS TRANSPORTATION AGREEMENT (the “Agreement”) made and entered into effective and operative as of the 1st day of July, 2005, by and between XTO ENERGY INC., and XTO RESOURCES I, LP, hereinafter collectively referred to as “XTO”, and ENERGY TRANSFER FUEL, LP a Delaware limited partnership “ETF”. ETF and XTO are sometimes collectively referred to herein as the “Parties,” and individually as a “Party”.

W I T N E S S E T H :

WHEREAS, XTO owns and controls certain quantities of Gas produced in Texas; and

WHEREAS, XTO desires to have ETF transport its equity production of natural Gas for XTO from time to time and is entering into this agreement to induce ETF to construct certain pipeline facilities in Texas in order to receive and transport said Gas for XTO as hereinafter provided.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by XTO to ETF and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto have agreed as follows:

1. DEFINITIONS

The following definitions shall apply hereunder:

(a) “Btu.” The term “Btu” shall mean British Thermal Unit.

(b) “Day.” The term “day” shall mean a period of time beginning at 9:00 a.m. Central Clock Time (CCT) on each calendar day and ending at 9:00 a.m. CCT on the next succeeding calendar day.

(c) “Demand Fee” The term “Demand Fee” shall mean the fee XTO shall pay to ETF, which will be equal to the fee as described in Paragraph 6, Section B.

(d) “Equity Gas” The term “Equity Gas” shall mean Gas produced from leaseholds owned and/or operated by XTO and/or Gas delivered to ETF by means of a XTO, or XTO affiliated, gathering facility at each Point of Receipt, whereby at least 80% of the Gas transported by ETF from such gathering facility is Gas produced from leaseholds owned and/or operated by XTO.

(e) “Gas.” The term “gas” shall mean natural gas as produced from wells classified as gas wells or oil wells.

(f) “Firm.” The term “firm” or “firm service” as used herein means that the Reserved Capacity is not subject to a prior claim by another shipper or class of shipper or service and ETF may not interrupt, curtail or suspend the receipt, transportation or delivery of Gas hereunder without liability to XTO, except for reasons of Force Majeure.

(g) “Gross Heating Value.” The term “gross heating value” shall mean the number of Btu’s liberated by the complete combustion, at constant pressure, of one (1) cubic foot of Gas at a base temperature of sixty degrees Fahrenheit (60 °F.) and a referenced pressure base of fourteen and sixty-five hundredths (14.65) p.s.i.a. with air of the same temperature and pressure of the Gas, after products of combustion are cooled to the initial temperature of the Gas, and after the water of the combustion is condensed to the liquid state. The Gross Heating Value of the Gas shall be corrected for the water vapor content of Gas being delivered; provided, however, that if the water vapor content of the Gas is seven (7) pounds or greater per MMcf, the Gas will be deemed to be saturated. If the water vapor content of the Gas is seven (7) pounds or less per MMcf the Gas shall be deemed to be dry and no correction shall be made.

(h) “Interruptible.” The term “interruptible” or “interruptible service” as used herein means that ETF shall have the right to interrupt, curtail or suspend the receipt, transportation or delivery of Gas hereunder at any time and from time to time without any liability to XTO by reason thereof in the event that ETF is unable to take Gas due to capacity restraint, in which case ETF shall take Gas from XTO and other parties for which it is providing interruptible transportation on a ratable and non-discriminatory manner.

(i) “Mcf.” The term “Mcf” shall mean one thousand (1,000) cubic feet of Gas measured at a base temperature of sixty degrees Fahrenheit (60 °F), and at a pressure base of fourteen and sixty-five one-hundredths (14.65) pounds per square inch absolute.

(j) “MMBtu.” The term “MMBtu” shall mean one million (1,000,000) British Thermal Units.

(k) “Month.” The term “month” shall mean a period of time beginning at 9:00 a.m. CCT on the first day of a calendar month and ending at 9:00 a.m. CCT on the first day of the next succeeding calendar month.

(l) “Psia.” The term “psia” shall mean pounds per square inch absolute.

(m) “Psig.” The term “psig” shall mean pounds per square inch gauge.

(n) “Retention Volume” The term “Retention Volume” means the quantity of Gas retained by ETF for fuel and other unaccounted for volumes.

(o) “Reserved Capacity.” The term “Reserved Capacity” means the aggregate daily transportation capacity (expressed in MMBtu’s) reserved for XTO in ETF’s transmission system under this Agreement.

2. POINTS OF RECEIPT AND POINTS OF DELIVERY

The Points of Receipt for all Gas delivered or caused to be delivered by XTO to ETF for transportation hereunder shall be at existing or new mutually agreed points on the ETF pipeline system connected to XTO’s facilities in the Barnett Shale and Bossier production areas, as described on Exhibit “A”.

ETF will construct, own and operate approximately 264 miles of new pipelines, and related compression facilities (collectively the “Facilities”), as described below:

1)	A new pipeline, 36-inch in diameter, originating at or near ETF’s Cleburne compressor station in Johnson County, Texas connecting to ETF’s Reed station in Freestone County, Texas (the “Cleburne-Reed Pipeline”).

2)	A new pipeline, up to 36-inch in diameter, originating at or near XTO’s Farrar treating facility in Freestone County, Texas connecting to ETF’s Reed station in Freestone County, Texas (the “Farrar-Reed Pipeline”).

3)	A new pipeline, 42-inch in diameter, originating at or near ETF’s Reed station in Freestone County, Texas, connecting to the Energy Transfer Houston Pipeline 30-inch Texoma pipeline in Rusk County, Texas (the “Reed-Texoma Pipeline”).

4)	A new pipeline, 36-inch in diameter, originating at HPL’s 30-inch Texoma pipeline in Rusk County, Texas, connecting to various pipelines, including, but not limited to Gulf South, and NGPL in the Carthage, Texas area (the “Texoma-Carthage Pipeline”).

In addition, ETF will install sufficient compression on the HPL 30-inch Texoma pipeline system in order to effectuate XTO’s Gas flows to the Texoma Points of Delivery as allocated by XTO, as described in Paragraph 6, Section B of this Agreement.

The Points of Delivery for all Gas that ETF transports or causes to be redelivered for the account of XTO hereunder shall be at such points on ETF’s Facilities in Texas as described on Exhibit “B” (hereinafter called “Points of Delivery”). On or before the eighth (8th) work day of each month ETF shall provide to XTO the total volume of Gas received and delivered during the preceding month at each of the Points of Receipt and Delivery established hereunder. XTO shall cause the operator of the facilities delivering Gas to ETF for the account of XTO at the Points of Receipt and/or receiving Gas from ETF at the Points of Delivery for the account of XTO to furnish to ETF a written allocation on or before the tenth (10th) work day of each month allocating all volumes delivered and/ received at such points during the preceding month. In the event XTO does not cause the operator to furnish, or in the event the operator fails to furnish, such allocation to ETF on or before the tenth (10th) work day of such month, XTO hereby authorizes ETF, at its sole discretion, to estimate the volumes received or delivered hereunder at such points during the preceding month. Except as otherwise agreed by ETF, such allocation shall be prepared in accordance with XTO’s nomination of the volumes scheduled with ETF to be received and/or delivered at each point during the preceding month.

XTO shall submit nominations to transport Gas on ETF via ETF’s online nomination system. The deadline for submitting nominations for the first (1st) Day of each Month is 11:00 a.m. (CCT), one (1) business day prior to the beginning of each Month. The deadline for submitting timely nominations is 11:00 a.m. (CCT), for next Day flow. The deadline for submitting evening nominations is 4:00 p.m. (CCT) for next Day flow.

3. OWNERSHIP AND CONTROL

As between ETF and XTO, ETF shall be deemed to be in control and possession of the Gas after its delivery to ETF at the ETF Point(s) of Receipt and prior to its delivery to XTO or for its account at the ETF Delivery Point. The Party in control and possession of the Gas will be responsible for and shall indemnify the other Party with respect to any losses, injuries, claims, liabilities or damages caused thereby and occurring while the Gas is in its possession. Notwithstanding the foregoing, neither Party shall be indemnified for its own negligence, and the Parties acknowledge and agree that XTO shall at all times have title to all Gas transported hereunder.

4. QUANTITY

Subject to the terms, conditions and limitations contained herein, XTO agrees to deliver, or cause to be delivered to ETF at the Points of Receipt, as listed on Exhibit “A”, and ETF agrees to accept, or cause to be accepted, on a Firm basis those daily quantities of XTO’s Gas scheduled in accordance with Section 2 and listed on Exhibit “C” and tendered daily at the Points of Receipt up to the Reserved Capacity, and such additional volumes as XTO may deliver on an interruptible basis as may be mutually agreed by the Parties; provided, however, in no event shall XTO tender volumes of Gas for transportation hereunder on any Day in excess of the volumes of transport Gas that XTO can utilize at the Points of Delivery each Day. Subject to the terms, conditions and limitations contained herein, XTO agrees to accept, or cause to be accepted, at the Points of Delivery, and ETF agrees to transport and redeliver, or cause to be transported and redelivered, on a firm basis all volumes received for transportation hereunder up to the Reserved Capacity, and all volumes received on an interruptible basis for transportation hereunder in excess of the Reserved Capacity, to the Points of Delivery a scheduled daily volume of Gas, in terms of MMBtu, equal to the scheduled daily volume of Gas, in terms of MMBtu, delivered by or for the account of XTO at the Points of Receipt, less and except Retention Volumes.

The Parties intend that the physical volumes actually received at the Points of Receipt and redelivered at the Points of Delivery will be equal, less and except Retention Volumes, as close as practicable, on an hourly and daily basis. Any difference between the actual total physical flow at the Points of Receipt and the total volume redelivered at the Points of Delivery is the “Operational Imbalance”. The Parties will use reasonable best efforts to minimize and/or eliminate the Operational Imbalance. In the event an operational imbalance or hourly fluctuations between receipts and deliveries is impacting ETF either operationally or economically, ETF shall notify XTO and request that XTO restrict, interrupt, or reduce its receipts or deliveries of Gas at the Points of Receipt or Points of Delivery, and direct XTO to make adjustments in its receipts or deliveries, in order to maintain a daily and hourly balance or to correct an imbalance. If XTO fails or refuses to make good faith efforts to follow any such request from ETF, ETF may, without liability hereunder, cease accepting or delivering Gas under this Agreement until the conditions causing the imbalance are corrected. The Parties agree that confirmed nominations scheduled to be received and redelivered will occur as practicable at a uniform hourly rate or at an hourly rate mutually agreeable to the Parties. The mutually agreeable hourly rate will be communicated timely in writing or by telephone between the Parties.

5. TERM

This Agreement shall become effective on the date of execution by both Parties hereto, and shall continue in force and effect for a primary term ending ten years from the completion of Facilities as described in Section 2 of this Agreement, and such Facilities are commercially operational (the “Primary Term”). Subject to XTO’s allocation as described in Paragraph 6(A), effective on the first Day of the Month following the full execution of this Agreement by both Parties, and preceding the Primary Term, ETF will provide Firm transportation services to XTO from the Points of Receipt to the Points of Delivery, as listed in Paragraph 6(A) (the “Initial Term”). In the event there is an imbalance, in terms of MMBtu, caused by differences in receipt and delivery of quantities hereunder existing on the date of termination of this Agreement, the Parties will use good faith efforts to correct any such imbalance within the thirty (30) day period following termination of this Agreement.

6. FEE

A.	Commencing with the Initial Term:

ETF will provide XTO with up to an additional XXXX MMBtu per Day of Firm transportation service for its Equity Gas production from the combination of XTO’s Farrar Treating Facility (meter number 7508), and XTO’s BOA Treating Facility (meter number 7507), both of which are currently connected to ETF’s pipeline system, to be redelivered to the Oasis-Katy Header, in Waller County, Texas (the “Bossier Additional Capacity”).

Notwithstanding the foregoing, XTO will provide ETF with at least 30 days written notice of the desired Bossier Additional Capacity, for each following Month. Any such capacity requested, may not be relinquished for any succeeding Month, unless such requested capacity was not utilized by XTO, due to an event of deficient supplies of Equity Gas. In such event, the Bossier Additional Capacity will be released. In addition, for any capacity requested, such capacity will be charged by ETF, for such Month and succeeding Months, as a Demand Fee, until such time as the Primary Term begins.

Notwithstanding the foregoing, the Bossier Additional Capacity for the Month of July 2005 will be XXXX MMBtu per Day. Due to constraints on ETF’s pipeline system, such volume cannot be transported to the Oasis-Katy Header until ETF has completed the installation of additional compression in Grimes County, Texas, (the “Grimes County Compression”) which is not expected to be completed until sometime between July 7, 2005 and July 15, 2005. ETF will provide for transportation services from the combination of the Farrar Treating Facility and BOA Treating Facility for such XXXX MMBtu per Day, to Howard, Bethel, or Waha as declared by XTO prior to July 1, 2005. Provided, however upon ETF’s notification to XTO that the Grimes County Compression is operational, XTO, within 24 hours of such notice, will have the option to utilize the full XXXX MMBtu per day by nominating such quantity to the Oasis-Katy Header, for the remainder of the month. Without such timely notice, ETF has the option to sell the capacity to the Oasis-Katy Header to third-parties for the remainder of the Month. In addition, the Bossier Additional Capacity for the Month of August 2005, will be XXXX MMBtu, and XTO will provide ETF at least 30 days written notice of the desired Bossier Additional Capacity for the following Month.

The fee for such Bossier Additional Capacity is $XXXX per MMBtu. *

The Retention Volume for such Capacity is XXXX%. *

*	In the event the Reed-Texoma Pipeline is complete, and such is commercially operational, then XTO will have the ability, with at least 15 days written notice, to allocate such Bossier Additional Capacity quantities to Texoma as defined herein. The fee for such allocated quantities to Texoma will be a Demand Fee of $XXXX per MMBtu, and Retention Volume of XXXX%.

In addition, ETF will provide XTO with Firm transportation services for quantities up to XXXX MMBtu per Day from the Fort Worth Basin area, for its Equity Gas production (the “FWB Additional Capacity”). Such quantities will be delivered into ETF’s 36-inch North Texas Pipeline at either the Cleburne compressor station (meter number 100401), or the Maypearl compressor station (meter number 100400), and will be redelivered to the Points of Delivery. Such Points of Delivery will each have a separate fee, Retention Volume, and Maximum Daily Quantity, as follows:

Point of Delivery	Fee	Retention Volume	Maximum Daily Quantity
Oasis-Katy Header	$XXXX	XXXX%	XXXX MMBtu
Howard	$XXXX	XXXX%	XXXX MMBtu
Bethel	$XXXX	XXXX%	XXXX MMBtu
Oasis-Waha	$XXXX	XXXX%	XXXX MMBtu
Texoma	$XXXX	XXXX%	XXXX MMBtu *

*	Subject to ETF’s completion of a new pipeline from Bethel to Texoma, and such pipeline is commercially operational.

Initially, for the first three months of the Initial Term, the FWB Additional Capacity will be XXXX MMBtu per Day (the “Initial Capacity”). XTO will be required to allocate such Initial Capacity to the Points of Delivery, upon on full execution of this Agreement. After such three months, and anytime thereafter until the beginning of the Primary Term, XTO will have the option to increase such FWB Additional Capacity, with 30 days written notice to ETF for the Oasis-Katy Header Point of Delivery and 15 days written notice on the remaining Point(s) of Delivery, in XXXX MMBtu per Day increments, up to a total of XXXX MMBtu per Day. However, XTO may not increase its FWB Additional Capacity more than XXXX MMBtu per Day during any consecutive three month period. XTO will provide an updated allocation for the Points of Delivery, with each applicable notice of increase to the FWB Additional Capacity.

Notwithstanding the foregoing, XTO will provide ETF with at least 15 or 30 days written notice, depending on the Point of Delivery as described above, of the desired FWB Additional Capacity, for each following Month. Any such capacity requested, may not be relinquished for any succeeding Month, unless such requested capacity was not utilized by XTO, due to an event of deficient supplies of Equity Gas. In such event, the FWB Additional Capacity will be released on a prorated basis. In addition, for any capacity requested, such capacity will be charged by ETF, for such Month and succeeding Months, as a Demand Fee based on such allocation(s), until such time as the Primary Term begins.

Notwithstanding the foregoing, the FWB Additional Capacity for the Month of July 2005 will be XXXX MMBtu per Day. Such XXXX MMBtu per Day will be transported by ETF to the Oasis-Katy Header. In addition, XTO will provide ETF with the appropriate 15 or 30 days written notice, depending on the Point of Delivery as described above, of the desired FWB Additional Capacity for the following Month.

As transportation capacity pertains to XTO’s Bossier Additional Capacity and FWB Additional Capacity, XTO shall have priority over all other shippers, except Firm shippers, to the Points of Delivery and through pipeline segments, as described herein. XTO may reallocate its FWB Additional Capacity at any time, with with the appropriate 15 or 30 days written notice to ETF, depending on the Point of Delivery as described above and subject to the limits setforth above, and ETF’s available economic capacity.

Notwithstanding anything to the contrary contained herein, XTO may not allocate quantities to Oasis-Katy, or Oasis-Katy and Oasis-Waha combined, in excess of XXXX MMBtu per Day, for the FWB Additional Capacity.

B.	Commencing with the Primary Term:

Within sixty (60) days of XTO’s execution of this Agreement, XTO will furnish to ETF an allocation of its volume to each desired Point of Delivery for its peak year(s) of the Agreement, not to exceed its Reserved Capacity for each area (collectively the “Allocated Daily Quantity”). XTO shall pay to ETF on a monthly basis a Demand Fee of XXXX ($XXXX) per MMBtu times the greater of the applicable volume of Base Load Capacity specified on Exhibit “C” for each day in such Month or the volume of gas in MMBtu actually delivered by XTO at the Points of Receipt for each day in such Month (the “Demand Fee). Provided however, in the event that ETF is, by reason of an event of Force Majeure, unable to accept volumes of gas from XTO for any period of time, XTO shall be relieved of the obligation of paying the foregoing fee for the volume of gas estimated (by reference to the previous day’s nominations) to have been curtailed by such event. In the event that XTO is prevented from delivering gas volumes to ETF by reason of an XTO event of Force Majeure, then XTO shall nonetheless pay the fee specified in paragraph C below and XTO shall be deemed to have earned a Force Majeure Transportation Credit on such delivery shortfall volume. During the term of this Agreement XTO shall be entitled to use any Force Majeure Transportation Credit in the same manner provided below for the use of a Transportation Fee Credit. In the event that all Force Majeure Transportation Fee Credits are not utilized by XTO during the term of this Agreement, the delivery shortfall relating to all unused Force Majeure Transportation credits shall be totaled and the term of this Agreement shall be extended by that period of time necessary for XTO to deliver to ETF such delivery shortfall volume of gas at a maximum rate of XXXX MMBtu per Day for the Bossier area, and XXXX MMBtu per Day for the Fort Worth Basin area. During such an extended term, XTO shall only pay the Retention Volume on the gas so transported.

Notwithstanding the foregoing, as XTO’s Reserved Capacity decreases from year to year, XTO will, with at least 90 days written notice to ETF, decrease its Allocated Daily Quantity for each area, to be no less than its Reserved Capacity for the applicable year.

The Retention Volume and maximum Available Allocated Daily Quantity, and XTO’s Allocated Daily Quantity for the Primary Term, by area, for the Points of Delivery are as follows:

Bossier-Bald Prairie (not to exceed XXXX MMBtu per Day)

	Bossier Bald Prairie		Available	XTO’s
Point of Delivery	Ret.	Ret.	Allocated Daily Qty	Allocated Daily Qty
Oasis-Katy Header	XXXX%	XXXX%	XXXX MMBtu	________MMBtu
Texoma (1)	XXXX%	XXXX%	XXXX MMBtu	________MMBtu
Carthage (2)	XXXX%	XXXX%	XXXX MMBtu	________MMBtu
Bethel	XXXX%	XXXX%	XXXX MMBtu	________MMBtu
HPL Bammel (4)	XXXX%			________MMBtu

Total				XXXX MMBtu

Maypearl/Cleburne (36-inch North Texas Pipeline) (not to exceed XXXX MMBtu per Day)

		Available	XTO’s
Point of Delivery	Ret. Volume	Allocated Daily Qty	Allocated Daily Qty
Oasis-Katy Header	XXXX%	XXXX MMBtu	_______MMBtu
Carthage (2)	XXXX%	XXXX MMBtu	_______MMBtu
Texoma (1)	XXXX%	XXXX MMBtu	_______MMBtu
Bethel	XXXX%	XXXX MMBtu	_______MMBtu
Oasis-Waha (3) .	XXXX%	XXXX MMBtu	_______MMBtu
Howard	XXXX%	XXXX MMBtu	_______MMBtu
HPL Bammel (4)	XXXX%		_______MMBtu

Total			XXXX MMBtu

XTO’s Allocated Daily Quantity will be prorated on an annual basis, based on each years applicable Reserved Capacity.

Notwithstanding the foregoing, XTO’s Allocated Daily Quantity for the Texoma Point of Delivery will be held at the quantity XTO allocates to such point, as described hererin, and the forementioned proration will only be applicable to the remaining Points of Delivery.

(1)	For quantities pertaining to the Texoma Point of Delivery, XTO will allocate quantities to each individual interconnect, as follows (not to exceed XXXX MMBtu per Day in aggregate):

NGPL - TexOk	_______MMBtu per Day
Tennessee - 800	_______MMBtu per Day (up to XXXX MMBtu per Day)
FGT - Zone 1	_______MMBtu per Day
TETCO - West L.A.	_______MMBtu per Day
Transco	_______MMBtu per Day
Trunkline	_______MMBtu per Day
Total	XXXX MMBtu per Day

(2)	It is understood that ETF will make new interconnects with its Texoma-Carthage Pipeline system with the Duke-Carthage Header, NGPL, Gulf South Pipeline, and other interconnects as mutually agreed to by the Parties.
(3)	It is understood that the existing typical flow of Gas in the 36-inch North Texas Pipeline are from West to East, however, in the event Gas flows in the 36-inch North Texas Pipeline physically change, whereby, Gas physically flows from East to West, then the Retention Volume for deliveries to the Oasis-Waha Point of Delivery may change.
(4)	Any quantities XTO desires to allocate to the HPL Bammel Point of Delivery, will be as mutually agreed by the Parties, and will incur an additional $XXXX per MMBtu fee.

As transportation capacity pertains to the Primary Term of this Agreement, XTO shall have priority over all other shippers, except Firm shippers, to the Points of Delivery and through pipeline segments, as described herein. XTO may reallocate its Allocated Daily Quantity at any time, with at least 30 days written notice to ETF for the Oasis-Katy Header Point of Delivery and 15 days written notice on the remaining Point(s) of Delivery, subject to the limits setforth above, and ETF’s available economic capacity.

Notwithstanding the foregoing, XTO may not exceed a total of XXXX MMBtu per Day for the Bossier and Maypearl/Cleburne areas combined for deliveries to the Oasis-Katy Header Point of Delivery. In addition, XTO may not exceed XXXX MMBtu per Day for the Texoma Point of Delivery, for the Bossier, and Maypearl/Cleburne areas combined. Likewise, XTO may not exceed an aggregate total of XXXX MMBtu per Day for deliveries to the Cathage and Texoma Points of Delivery.

C.	Subject to other provisions of this Agreement, if during any Month the volume of gas in MMBtu delivered by XTO at the Points of Receipt totals less than the monthly total of Base Load Capacity for that Month, XTO shall nonetheless pay ETF a Demand Fee of XXXX ($XXXX) per MMBtu times the applicable volume of Base Load Capacity specified on Exhibit “C” for each day in such Month. But in such event XTO shall be deemed to have earned a Transportation Fee Credit for such deficiency volume.

D.	ETF and XTO agree that Transportation Fee Credits may be used subject to the following:

1.	Any Transportation Fee Credit earned may be used prospectively to reduce the amount of Demand Fees that would otherwise be owed pursuant to Paragraph “B”, above.

2.	Transportation Fee Credits may only be used to reduce the amount of Demand Fees for total volumes of Gas in excess of the applicable quantity of Base Load Capacity.

7. PRESSURES

The Gas delivered at the Points of Receipt hereunder shall be delivered at a pressure sufficient to overcome the operating pressure existing in ETF’s facilities from time to time, except for the Farrar and BOA Points of Receipt, which are not to exceed XXXX psig. If ETF’s operating pressure exceeds XXXX psig for ten consecutive days, XTO shall be obligated to pay only the Retention Volume on only the amount of Gas that actually flowed during the time period in which the operating pressure exceeded XXXX psig. If ETF’s operating pressure exceeds XXXX psig for 30 consecutive days, upon written notification from XTO, ETF shall have XXXX days to cure the problem and reduce the operating pressure to XXXX psig. If ETF fails to cure the problem within the aforementioned XXXX days, XTO shall have the right to either add necessary compression in order to deliver against ETF’s operating pressure, the commercially reasonable costs of such compression to be paid by ETF, or to terminate this Agreement. ETF shall maintain pressures sufficient to facilitate deliveries to the Carthage Point of Delivery under normal operating conditions, and the Gas redelivered at the remaining Points of Delivery shall be delivered by ETF at the pressure existing in ETF’s facilities from time to time.

8. QUALITY

XTO agrees that all Gas delivered to ETF at the Points of Receipt hereunder and ETF agrees that all Gas redelivered hereunder to or for the account of XTO at the Points of Delivery hereunder shall be merchantable Gas which shall:

(a)	Have a total heating value of not less than nine hundred seventy-five (975) British Thermal Units per cubic foot nor more than one thousand and fifty (1050) British Thermal Units per cubic foot;

(b)	Be commercially free of all dust, hydrocarbon liquids, water, suspended matter, all gums and gum forming constituents and any other objectionable substances;

(c)	Not contain more than five (5) grains of total sulfur, nor more than one-fourth (1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;

1) Not contain more than 10 ppm of oxygen; provided however, ETF shall have the right to reject Gas containing any level of oxygen if such Gas poses a threat to the safety and integrity of the ETF Pipeline System.

2) Not contain more than two percent (2%) by volume of carbon dioxide, not contain more than two percent (2%) by volume of nitrogen nor three percent (3%) by volume of total inerts;

(d)	Have a temperature of not more than one hundred twenty degrees Fahrenheit (120°F.) or less than forty degrees Fahrenheit (40°F.); and

(e)	Not contain more than seven (7) pounds of water vapor per million cubic feet.

Should the Gas delivered to either Party hereunder fail to meet the quality specifications above, the Party delivering the out-of-specification Gas shall notify the other and the Party responsible for the deficiency shall make a diligent effort to correct such failure. The Party receiving the deficient Gas shall have the right to refuse to accept such Gas for so long as the other Party is unable to deliver Gas conforming to such specifications, or either Party may accept delivery of such Gas or any part thereof during such period. XTO agrees to be liable to ETF for and to defend, indemnify and hold ETF harmless from and against any and all legal liabilities, losses, damages, causes of action, claims, demands, suits, costs and expenses of every kind and character resulting from, arising out of or in connection with or in anywise incident to the delivery to ETF for XTO’s account of Gas which fails to meet the quality specifications hereunder. ETF agrees to be liable to XTO for and to defend, indemnify and hold XTO harmless from and against any and all legal liabilities, losses, damages, causes of action, claims, demands, suits, costs and expenses of every kind and character resulting from, arising out of or in connection with or in anywise incident to the delivery to XTO for ETF’s account of Gas which fails to meet the quality specifications hereunder. Notwithstanding the foregoing, neither Party will have any such indemnity obligation to the other when, after receiving a notice concerning Gas not meeting the quality specifications, the Party having received such notice makes the decision, evidenced in a written communication to the other Party, to accept such off specification Gas.

XTO’s inability to deliver Gas that meets the quality specifications above, whether taken by ETF or not, does not relieve XTO of its obligation to pay to ETF the Transportation Fee pursuant to this agreement.

Notwithstanding the foregoing, subject to all of the terms and conditions contained in this Agreement, ETF will, on an interruptible basis, receive the Gas tendered by XTO at a new Point of Receipt near the Reed interconnect (the “Reed Station”), as long as the carbon dioxide content of the Gas does not exceed XXXX% by volume and the Gas otherwise meets ETF’s standard quality specifications as set forth in the Agreement, and blend such Gas with the Gas in ETF’s pipeline system.

9. MEASUREMENT

At its own cost, ETF shall install, own and operate the metering facilities at the Point(s) of Receipt listed on Exhibit “A” hereto. The metering facilities to measure the volumes of Gas delivered at each of the Points of Receipt and Delivery shall be maintained and operated by the owner thereof. The Btu content of the Gas shall be determined by the facilities at the Points of

The unit of volume of Gas shall be one thousand (1000) standard cubic feet (MCF) at an absolute pressure of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 psia) and at a temperature of sixty degrees Fahrenheit (60 °F).

Atmospheric pressure shall be assumed to be the pressure value as determined by ETF for the county in which each of the Points of Receipt and Delivery on Exhibits “A” and “B” is located pursuant to generally accepted industry practices (but not less than twelve and nine-tenths (12.9) p.s.i.a. nor more than fourteen and seven-tenths (14.7) p.s.i.a. irrespective of the actual atmospheric pressure at such points from time to time).

All orifice meter volumes shall be computed in accordance with the American Gas Association (AGA) Measurement Committee Report No. 3 and the American National Standards Institute/American Petroleum Institute (ANSI/API) 2530-1985 or the latest edition as agreed to by all Parties (herein referred to as AGA 3). All orifice meter volumes shall be corrected for deviations from the ideal Gas laws (supercompressibility) in accordance with AGA’s Transmission Measurement Committee Report No. 8, dated November 1992, or the latest edition. The actual method employed will be mutually agreed by all Parties.

All turbine meter volumes shall be computed in accordance with the AGA Measurement Committee Report No. 7, 1981 edition or later as mutually agreed. All turbine meter volumes will be corrected for deviations from the ideal Gas laws (supercompressibility by one of the methods prescribed above, then applying the factor as specified by AGA No.7.

All ultra sonic meter volumes shall be computed in accordance with AGA Measurement Standards.

The gross heating value (Btu content), the specific gravity and the chemistry of the Gas shall be determined by use of on-line chromatography. Gas quality shall be incorporated into the original flow calculations in the flow computer at periods mutually agreed by all Parties. All Parties shall have the option of witnessing the calibrations and calculations performed within the chromatograph. All chromatographs shall operate on a C6+ basis, and assumed physical properties for the C6+ component shall be mutually agreed upon. Other components to be quantified shall include C1, C2, C3, IC4, NC4, IC5 NC5, NeoC5, N2, and CO2. All calculations for heating value and specific gravity shall be performed on a normalized basis. Unnormalized total shall not deviate from one hundred percent (100%) by more than one percent (1%), unless all Parties agree to operate from time to time outside this tolerance. If the online chromatograph fails, then the Parties agree to utilize a spot sample method. If this method is used, Gas qualities shall be applied to volumes registered from the time of each sample until the time of the next sample. The preferred spot sampling method will be by use of a portable chromatograph, but collection in sample bottles shall be acceptable, providing that the collection can be made in such a way that Gas quality does not change significantly during the collection process, and such collection method shall be mutually agreed upon. Analysis of spot samples shall conform to the restrictions above.

In determining the gross heating value (Btu content) to be used hereunder, the gross heating value of the Gas recorded under water saturated conditions shall be determined at a temperature of sixty degrees Fahrenheit (60 °F) at an absolute pressure of fourteen and sixty-five one hundredths (14.65) p.s.i.a. However, if the water vapor content of the Gas being delivered is seven (7) pounds or less per one million (1,000,000) standard cubic feet, then the Gas shall be deemed to be dry and no correction shall be made.

All Parties shall have the right to conduct such pulsation tests as they deem prudent, at their sole risk and expense. If excessive pulsation is evident, mutually agreed modifications to operations or facility design will be made to reduce the effect of such pulsation. If pulsation issues cannot be resolved in a mutually agreeable manner, either Party shall have the right to refuse delivery or receipt of Gas at the facility.

All orifice meter tubes shall be offered to all Parties for inspection prior to installation and at those times when cleaning is performed. All meter tubes shall conform to the restrictions of AGA 3, or later editions as agreed by all Parties.

Electronic flow measurement will be used and the differential and pressure determining instruments shall have a stated accuracy not to exceed one tenth of one percent (0.1%) of full scale and shall not have a static pressure effect exceeding two tenths of one percent (0.2%) per one thousand (1000) psig.

Information detailing the data accumulation and recalculation methods employed by the Custody Transfer Agent will be provided to the other Parties as requested.

All orifice meters will be calibrated once per month. Turbine meters that allow for electronic proving will be proved once per month. All other meters will be calibrated/proven on a mutually agreed schedule. Notification of scheduled calibrations shall be made to all Parties and reasonable effort will be made to accommodate all Parties’ schedules; however, calibration will proceed at the scheduled time regardless of attendees.

If, upon test, the meter is found to be inaccurate by an amount exceeding one percent (1%), at a reading corresponding to the average hourly rate of flow for the period since the last preceding test, then any previous reading of such equipment shall be corrected to zero error for any period of inaccurate reading which is known or definitely agreed upon, but in the case the period is not known or agreed upon, such correction shall be made for a period extending over one-half (1/2) of the time elapsed since the last test, not exceeding a correction period of sixteen (16) days.

Calibration standards shall be of a type and class that is shown by the manufacturer’s specifications to be twice as accurate as the instrument being calibrated. All differential and pressure standards shall be certified once per year to conform to the manufacturer’s stated accuracy by a NIST traceable standard.

In the event any meter was left out of service or is found to be registering inaccurately, the volume of Gas delivered shall be determined by:

(a)	Using the registration of any “check” equipment, if installed and accurately registering or;

(b)	Correcting the error if the percentage of error is ascertainable by calibration, tests, or mathematical calculations or;

(c)	Estimating the quantity or quality of Gas by the quantity or quality of Gas during the preceding periods under similar conditions provided the equipment was registering accurately at that time.

10. FORCE MAJEURE

If either Party is rendered unable, wholly or in part, by force majeure or other causes herein specified, to carry out its obligations under this Agreement other than the obligation to make payments due hereunder, it is agreed that on such Party’s giving notice and reasonably full particulars of such force majeure in writing or by facsimile to the other Party within a reasonable time after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such force majeure or other causes herein specified, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.

The term “Force Majeure” as employed herein means acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of the government, either federal or state, civil or military; civil disturbances; explosions; breakage; breakdown or accident to machinery, equipment or lines of pipe ; freezing of production equipment; the necessity of altering, maintaining, inspecting, replacing, changing the size of, substituting or removing pipelines or appurtenant facilities; and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension, and which by the exercise of due diligence such Party is unable, wholly or in part, to prevent or overcome. Such term likewise includes (1) in those instances where either Party hereto is required to obtain servitudes, right-of-way grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants or licenses, and (2) in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining pipelines or pertenant facilities or is required to secure permits or permission from any governmental agency (federal, state or municipal, civil or military) to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

Either Party may partially or entirely interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs, but only for such time as may be reasonable and unavoidable; and the Party requiring such relief shall give to the other Party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable and shall endeavor to arrange such interruption so as to inconvenience the other Party as little as possible. Service interruptions on the part of either

Party which are sanctioned by the provisions of this Section 10, are expressly included within the definition of “force majeure” for the purpose of this Agreement.

11. WARRANTIES, INDEMNIFICATIONS

XTO warrants title to all Gas delivered by it hereunder and that it has the right to deliver same hereunder and that such Gas is free from liens and adverse claims of every kind. XTO shall indemnify and save ETF harmless against all losses, damages and expenses of every character with respect to the Gas delivered by it or on account of royalties, taxes, payments, or other charges applicable before or upon delivery of the Gas hereunder. Each Party hereto covenants that with respect to the Gas delivered or redelivered by it hereunder, it will indemnify and save the other Party harmless from and against any and all suits, actions, causes of actions, claims and demands arising from or out of any adverse claims by third Parties claiming ownership of or an interest in the Gas so delivered or redelivered.

XTO represents and warrants to ETF (i) that all Gas delivered to ETF hereunder will be produced in the State of Texas, and (ii) that the Gas which XTO delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Points of Receipt, nor have been or be commingled at any point upstream of the Points of Receipt with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce in such a manner which will subject the Gas subject to this Agreement or ETF’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the Federal Energy Regulatory Commission or any successor authority under the Natural Gas Act. XTO agrees to indemnify and hold ETF harmless from and against any and all suits, actions, damages, costs, losses and expenses sustained by ETF relative to any breach by XTO of the covenants herein expressed.

The Parties hereto recognize and agree that as a condition precedent to XTO’s right to transport Gas under this Agreement, XTO will have the right to utilize this Agreement in conjunction with that certain Interruptible NGPA Section 311 Gas Transportation Agreement between ETF and XTO to be executed at least one year from the full execution of this Agreement.

XTO hereby indemnifies and agrees to defend, protect, and save harmless ETF, its parent, subsidiaries and affiliated companies, their respective invitees, employees, officers, directors and agents from and against all actual or alleged claims, suits, costs, liabilities and judgments, of whatever nature, including the cost of defense thereof, fines, penalties, for personal injury, death or property damage (including damages to natural resources or other environmental impairment), resulting from XTO’s installation, maintenance, operation, use or removal of its treating plant facilities, regardless of the cause or causes thereof, including the sole or concurrent negligence of ETF, its employees, agents or contractors, but not including the gross negligence or willful misconduct of ETF, its officers, employees or agents.

ETF hereby indemnifies and agrees to defend, protect and save harmless XTO, its parent, subsidiaries and affiliated companies, their respective invitees, employees, officers, directors and agents from and against actual or alleged claims, suits, costs, liabilities and judgments, of whatever nature, including the cost of defense thereof, fines, penalties for personal injury, death or property damage (including damages to natural resources or other environmental impairment), resulting from ETF’s actions or omissions under this Agreement, regardless of the cause or causes thereof, including the sole or concurrent negligence of XTO, its employees, agents or contractors, but not including the gross negligence or willful misconduct of XTO, its officers, employees or agents.

12. BILLING, PAYMENT AND NOTICES

A.	On or before the fifteenth (15th) day of each calendar month, ETF will render to XTO a statement setting forth, in terms of Mcf’s and MMBtu’s, the total quantity of Gas received hereunder at the Points of Receipt, the quantity of Gas retained as XTO’s fuel and UAF, pursuant to Section 6 above, and the quantity of Gas delivered hereunder at the Points of Delivery during the immediately preceding calendar month and the Transportation Fee. If such statement indicates an excess imbalance, then such statement shall indicate ETF’s handling of such excess imbalance and XTO shall promptly comply therewith. XTO agrees to pay ETF by wire transfer (identifying the invoice number) the full amount payable according to such statement on or before the latter of ten (10) calendar days following the receipt thereof by XTO or the twenty-fifth (25th) of the month. In the event such quantities are estimated for any period, corrected statements shall be rendered by ETF to XTO and paid by XTO or refunded or credited by ETF, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder. If the invoice is in dispute, XTO shall pay ETF the portion not in dispute and provide ETF with documentation identifying basis for the dispute. Each Party hereto or its representative shall have the right at all reasonable times to examine the books and records of the other Party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. Any statement shall be final as to all Parties unless questioned within two (2) years after payment thereof has been made. Any notice, request, demand, statement, payment or other correspondence shall be mailed, telefaxed with the Receipt confirmed or delivered to the post office address of each of the Parties hereto, hereinafter stated, or to such other address as such Party may hereafter designate to the other in writing and shall be considered duly delivered when mailed with postage paid to the address of the Parties set forth below:

ETF:
By Wire Transfer:
ENERGY TRANSFER FUEL, LP

Bank of America
Acct. XXXX
ABA #026009593

For Notices and Correspondence:
ENERGY TRANSFER FUEL, LP Attn: Contract Administration
800 E. Sonterra Blvd., Suite 400
San Antonio, Texas 78258-3941
FAX No. (210) 403-7500

For Accounting Matters:
ENERGY TRANSFER FUEL, LP Attn: Controller
800 E. Sonterra Blvd., Suite 400
San Antonio, Texas 78258-3941
FAX No. (210) 403-7500

XTO:	For Notices and Correspondence:
XTO ENERGY INC.
Attn: Gas Marketing
810 Houston Street, Suite 2000
Fort Worth, Texas 76102-6298
FAX No.: (817) 882-7259

XTO RESOURCES I, LP
Attn: Gas Marketing
810 Houston Street, Suite 2000
Fort Worth, Texas 76102-6298
FAX No.: (817) 882-7259

For Invoices and Statements:
XTO ENERGY INC.
Attn: Ms. Kim Rotha
810 Houston Street, Suite 2000
Fort Worth, Texas 76102-6298
FAX No.: (817) 882-7259

XTO RESOURCES I, LP
Attn: Ms. Kim Rotha
810 Houston Street, Suite 2000
Fort Worth, Texas 76102-6298
FAX No.: (817) 882-7259

B. In the event that XTO’s credit rating by Standard & Poor’s is lowered below BB, if requested by ETF, XTO shall at any time during the term of this Agreement, provide ETF with such payment securities as may be reasonably acceptable to ETF to secure two month’s payments. In the event XTO fails to promptly provide payment securities acceptable to ETF when requested, then ETF may suspend its performance hereunder until such time as XTO furnishes acceptable payment securities to ETF. In addition to all other remedies available, should either party fail to pay any amount when the same becomes due, interest shall accrue thereon at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid.

13. ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the Parties hereto; provided however, neither Party shall assign this Agreement or any portion hereof, or any of its rights and obligations hereunder without securing the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement to an affiliated entity or a lender without consent. Each Party hereto agrees to execute any consent to assignment and any such other documents in connection with an assignment to a lender as such lender may reasonably request.

14. TAXES

XTO shall pay or cause to be paid all taxes, fees, levies, penalties or charges (“Taxes”) imposed by any governmental authority on or with respect to the Gas prior to the Points of Receipt and after receipt of the Gas at the Points of Delivery. ETF shall pay or cause to be paid all Taxes on or with respect to the transportation of the Gas from the Points of Receipt to Points of Delivery other than gross receipts or franchise taxes on Gas transported for XTO levied by a municipality or other governmental authority which taxes shall be paid by XTO. If a Party is required to remit or pay Taxes that are the other Party’s responsibility hereunder, the Party responsible for such Taxes shall promptly reimburse the other Party for such Taxes.

15. CONFIDENTIALITY AND PUBLIC ANOUNCEMENTS

The terms of this Agreement shall be deemed confidential and neither Party hereto shall disclose the contents hereof except as specifically provided herein as follows:

1)	To the extent required to comply with applicable requirements of law or regulatory authority.

2)	To agents, employees, affiliates, investors, lenders or prospective buyers under appropriate provisions requiring confidentiality and non-disclosure.

3)	Pursuant to the written authorization of the other Party hereto.

Neither Party hereto (including any of their affiliates) shall issue a public statement or press release with respect to this Agreement without the prior written consent of the other Party, except as required by law or listing agreement with a national security exchange and then only after prior consultation with the other Party.

16. MISCELLANEOUS

This Agreement contains the entire agreement between the Parties hereto on the date hereof, respecting the subject matter hereof, and there are no prior or contemporaneous agreements or representations affecting such subject matter other than those herein expressed.

It is further agreed that no modification or change herein shall be enforceable unless reduced to writing and executed by both Parties.

No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults whether of a like kind or different nature.

THIS AGREEMENT IS SUBJECT TO ALL PRESENT AND FUTURE LAWS, ORDERS, RULES AND REGULATIONS OF ANY REGULATORY BODY HAVING JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, DISREGARDING ANY CONFLICT OF LAWS, PRINCIPLES, THAT WOULD REFER TO THE LAWS OF ANY DIFFERENT JURISDICTION FOR ANY INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. IF ANY PROVISION HEREOF CONFLICTS WITH SUCH LAWS OR WITH PUBLIC POLICY THAT CANNOT BE OR IS NOT WAIVED HEREBY, THEN TO THE EXTENT OF SUCH CONFLICT THIS AGREEMENT SHALL BE DEEMED MODIFIED TO CONFORM THEREWITH.

The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not bound as a Party, or not a successor or permitted assignee of a Party bound to this Agreement.

This Agreement was prepared jointly by the Parties hereto. This Agreement was prepared with each of the Parties having access to their own legal counsel, and the Parties waive any claim they may have now or in the future based on this Agreement not having been prepared jointly by the Parties.

Except as otherwise specifically provided herein, it is mutually agreed that neither Party shall be liable for any special, indirect, incidental or consequential damages of any character, including but not limited to loss of use, lost profits, additional out of pocket expenses incurred by the other Party, tort and contract claims, or consequent property damages suffered by the other Party, irrespective of whether claims or actions for such damages are based on contract, warranty, negligence, strict liability or otherwise. Notwithstanding the above, in the event that either Party fails to perform any obligation under this Agreement that is not excused by Force Majeure, the other Party will be entitled to recover consequential damages.

Upon written notice, either Party shall have the right to setoff any sum(s) or quantities owed to the other Party under this Agreement or any other agreement or contract (express or implied) between the Parties, and apply any such sum(s) or quantities against any obligation or sum(s) owed the other Party that is thirty (30) days or more overdue under this Agreement or any other agreement or contract (express or implied) between the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in multiple originals effective and operative as of the date first hereinabove written.

ENERGY TRANSFER FUEL, LP	XTO ENERGY INC.
a Delaware limited partnership
By: Its General Partner
ENERGY TRANSFER FUEL GP, LLC
a Delaware limited liability company

By:	/s/ Kelcy Warren	By:	/s/ Terry Schultz
Title:		Title:	Senior Vice President - Marketing

“ETF”		“XTO”

XTO RESOURCES I, LP

		By:	/s/ Terry Schultz
		Title:	Senior Vice President - Marketing

“XTO”

EXHIBIT “A”

Points of Receipt

to

FIRM INTRASTATE

GAS TRANSPORTATION AGREEMENT

between

ENERGY TRANSFER FUEL, LP

and

XTO ENERGY INC. and XTO RESOURCES I, LP

Points of Receipt

1.	BOA Treating Plant Facility in Robertson County, Texas ETF Meter No. 7507 .

2.	Farrar Treating Plant Facility in Freestone County, Texas ETF Meter No. 7508.

3.	Bald Prairie interconnect in Robertson County, Texas ETF Meter No. 000435.

4.	Reed interconnect in Freestone County, Texas ETF Meter No. TBD.

5.	Cleburne in Johnson County, Texas 100401.

6.	Maypearl in Ellis County, Texas Meter No. 100400.

7.	Tolar #1 in Hood County, Texas Meter No. 533-424.

8.	Other points as mutually agreed by the Parties.

EXHIBIT “B”

Points of Delivery

to

FIRM INTRASTATE

GAS TRANSPORTATION AGREEMENT

between

ENERGY TRANSFER FUEL, LP

and

XTO ENERGY INC. and XTO RESOURCES I, LP

Points of Delivery

1.	“Oasis-Katy Header” in Waller County, Texas.

2.	“Howard” in Ellis County, Texas, (meter number 534026).

3.	“Bethel” in Anderson County, Texas.

4.	“Oasis-Waha” in Pecos County, Texas.

5.	“Texoma” is defined as HPL’s 30-inch Texoma pipeline system.

6.	“HPL Bammel” is defined as the inlet of the measurement facilities to the Energy Transfer HPL Bammel storage facility.

7.	“Carthage” in Panola County, Texas.

EXHIBIT “C”

XTO’s “BASE LOAD CAPACITY” and “RESERVED CAPACITY”

Base Load Capacity:

During the Primary Term, XTO commits to tender to ETF for transportation services a minimum quantity of Gas on a daily basis. The minimum daily quantity of Gas, on a MMBtu basis, by year is as follows:

Year 1	XXXX
Year 2	XXXX
Year 3	XXXX
Year 4	XXXX
Year 5	XXXX
Year 6	XXXX
Year 7	XXXX
Year 8	XXXX
Year 9	XXXX
Year 10	XXXX

Reserved Capacity:

XTO’s reserved capacity of Gas to be transported on a Firm basis during the Primary Term of the Agreement, MMBtu per Day.

	Bossier	Fort Worth Basin	Total
Year 1	XXXX	XXXX	XXXX
Year 2	XXXX	XXXX	XXXX
Year 3	XXXX	XXXX	XXXX
Year 4	XXXX	XXXX	XXXX
Year 5	XXXX	XXXX	XXXX
Year 6	XXXX	XXXX	XXXX
Year 7	XXXX	XXXX	XXXX
Year 8	XXXX	XXXX	XXXX
Year 9	XXXX	XXXX	XXXX
Year 10	XXXX	XXXX	XXXX